Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: January 28, 2009

Contacts:

Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS 2008 FINANCIAL RESULTS

Dunmore, PA, Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, reported net income of $3,636,000, or $1.76 per diluted share, for the year ended December 31, 2008, compared to net income of $4,612,000, or $2.23 per diluted share for the year ended December 31, 2007.  Return on average assets and return on average equity for 2008 were 0.62% and 6.81%, respectively.  The decline in annual earnings resulted primarily from provision for loan losses, a non-cash other-than-temporary impairment charge, plus increased operating costs, all partially offset by growth in net interest income.  Commenting on the annual earnings, Steven C. Ackmann, President and CEO stated, “In spite of today’s challenging economic environment, we are gratified with the earnings level of the corporation.  In fact, earnings would have been $4,544,000 for 2008, compared to $4,572,000 for 2007, a more meaningful comparison when you exclude the provision for loan losses and impairment charge.”

Earnings for the fourth quarter of 2008 totaled $602,000, while $1,231,000 was earned in the same period of 2007.  Earnings per share on a fully diluted basis for the current fourth quarter totaled $0.30 compared to $0.59 reported for the prior year period.

A $288,000 non-cash other-than-temporary impairment charge, net of tax, related to the Company’s investment portfolio was recorded during 2008.  The impairment charge, required by generally accepted accounting principles, had no significant impact on the Company’s liquidity or regulatory capital, which soundly exceeds the “well capitalized” regulatory requirements with a Total Risk Based Capital Ratio of 13.6% as of December 31, 2008.  The impairment charge primarily relates to the Company’s investment in bank pooled preferred term securities. The carrying value of a preferred term security had been written down, $22,000 net of tax, in the fourth quarter to the fair market value as of December 31, 2008. Excluding these impairment charges, net operating earnings (see table below) were $624,000, or $0.31 per share on a fully diluted basis, for the fourth quarter of 2008 and $3,924,000, or $1.90 per share on a fully diluted basis, for the 2008 year.

During 2008, the Company recorded a $940,000 provision for loan losses compared to a credit for loan losses of $60,000 in 2007.  Provision for loan losses was recorded from anticipated credit quality deterioration, ensuing from the accelerating declines in economic conditions during the fourth quarter of 2008, together with providing for the over $30 million of commercial loan growth throughout 2008.  This occurred to reinforce and fund the allowance for loan losses balance as of December 31, 2008 to reflect possible future losses. The provision for loan losses was $685,000 in the fourth quarter of 2008, as compared to no provision in the same 2007 period.  The ratio of non-performing assets to total assets at December 31, 2008 increased

29 basis-points to 0.96% from 0.67% at December 31, 2007.  However, the ratio of non-accrual loans to net loans at December 31, 2008 declined ten basis-points to 0.80%.  Net charge-offs were $1,019,000 in 2008, elevated from $560,000 in 2007.  The allowance for loan losses ratio to total loans was 1.08% at December 31, 2008, compared to 1.13% at December 31, 2007.

Steven C. Ackmann, President and CEO further commented, “With our loan growth in 2008 and the deterioration we’re seeing in the national, state and regional economy, we felt it prudent to boost loan loss reserves to anticipate a more difficult credit environment. While our non-accrual ratios were down and the total non-performing asset levels were only up slightly on a year-over-year basis, we feel the reserve levels are an important source of strength in the uncertain market ahead of us.  We’re proud of our strong capital ratios that help us continue to confidently serve our communities, as we enter into this downturn in the economy, when credit is needed the most.”

Net interest income growth was 9% for the year ended December 31, 2008, totaling $19,277,000 or $1,658,000 higher than $17,619,000 for 2007.  Net interest margin was 3.60% and 3.34% for 2008 and 2007, respectively.  For the quarter ended December 31, 2008, net interest income totaled $4,908,000, improving from $4,570,000 for the same period in 2007.  The net interest margin for the fourth quarter was 3.72% and 3.35% for 2008 and 2007, respectively.  The increased net interest margin can be attributed to increased loan volume and declines in the cost of interest-bearing liabilities.

Total other income decreased $627,000 in 2008, primarily from recognizing the previously explained impairment charges, lower total of realized gains and less deposit service charges, when compared to 2007. Total other income in 2008 totaled $4,578,000 as compared to $5,205,000 for 2007. Excluding the impairment charges, other income would have been $5,014,000 for the year ended December 31, 2008.

Total other operating expenses increased 9%, from $16,637,000 in 2007 to $18,211,000 for the year ending December 31, 2008.  The increased operating expense resulted principally from added salary and employee benefits expenses, more incurred collection and ORE expenses, higher FDIC premiums, more postage costs, increased occupancy and supplies from the branch expansion and added promotion and marketing expenses.

Total assets as of December 31, 2008 were $575,719,000, an $11,694,000, or 2%, decrease from $587,413,000 at December 31, 2007.  This decline resulted principally from a deleveraging process, by utilizing proceeds from sales of mortgage-backed securities to pay down long-term debt. This allowed the Company continued access to available liquidity and to strengthen regulatory capital ratios.

At December 31, 2008, net total loans increased overall by $14,040,000, or 3%, to $436,291,000; the investment portfolio decreased $38,797,000 to $84,187,000; total deposits increased 2%, or $7,604,000, to $433,312,000; short-term borrowings decreased $1,527,000 to $38,130,000 and long-term debt decreased $10,709,000 to $52,000,000 as of December 31, 2008.  Total shareholders’ equity declined $6,231,000, to $48,961,000 at December 31, 2008, from elevated accumulated other comprehensive loss on available-for-sale securities.

Cash dividends paid by the Company during 2008 were $2,069,000 or $1.00 per share, up 8%, or seven cents per share over the 2007 dividend payments.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s twelve community banking offices.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site through www.bankatfidelity.com.

The following table reconciles the determination of net operating earnings to net income as prepared in accordance with generally accepted accounting principles:

	Three Months Ended		Year Ended
	December 31, 2008		December 31, 2008
		Diluted		Diluted
(dollars in thousands,		per		per
except per share data)	Amount	share	Amount	share

Reported net income	$602	$0.30	$3,636	$1.76
Other-than-temporary Impairment, net of tax	22	0.01	288	0.14
Net operating earnings	$624	$0.31	$3,924	$1.90

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
At Period End:
Assets
Total cash and cash equivalents	$12,771,147	$13,375,299	$16,040,466	$23,378,954	$10,408,816
Investment securities	84,187,579	87,179,549	129,244,167	136,320,024	122,984,160
Federal Home Loan Bank Stock	4,781,100	4,770,700	4,358,300	3,387,800	3,302,900
Loans and leases	441,036,694	431,293,559	418,650,319	399,582,768	427,076,030
Allowance for loan losses	(4,745,234)	(4,205,566)	(4,188,571)	(4,378,924)	(4,824,401)
Premises and equipment, net	16,056,362	16,018,219	12,912,023	12,947,438	12,964,932
Life insurance cash surrender value	8,807,784	8,728,568	8,645,597	8,564,950	8,488,663
Other assets	12,823,565	12,383,084	12,901,595	14,073,523	7,011,455

Total assets	$575,718,997	$569,543,412	$598,563,896	$593,876,533	$587,412,555

Liabilities
Non-interest-bearing deposits	$71,442,651	$69,619,234	$74,765,086	$69,486,801	$64,795,621
Interest-bearing deposits	361,869,281	365,812,303	373,468,779	386,356,675	360,912,740
Total deposits	433,311,932	435,431,537	448,233,865	455,843,476	425,708,361
Short-term borrowings	38,129,704	17,086,314	29,674,336	9,879,537	39,656,354
Long-term debt	52,000,000	62,071,661	62,285,582	62,494,906	62,708,677
Other liabilities	3,316,710	4,335,911	5,318,030	9,465,660	4,147,869
Total liabilities	526,758,346	518,925,423	545,511,813	537,683,579	532,221,261

Shareholders’ equity	48,960,651	50,617,989	53,052,083	56,192,954	55,191,294

Total liabilities and shareholders’ equity	$575,718,997	$569,543,412	$598,563,896	$593,876,533	$587,412,555

	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
Average Quarterly Balances:
Assets
Total cash and cash equivalents	$11,389,500	$11,483,829	$12,025,621	$23,587,839	$10,518,246
Investment securities	90,153,057	117,713,728	138,429,282	133,209,250	127,523,724
Loans and leases, net	434,511,745	421,771,678	402,874,033	406,336,700	422,759,661
Premises and equipment, net	15,948,591	13,315,976	12,951,487	12,981,354	13,138,740
Other assets	21,628,663	19,744,364	19,358,141	15,966,685	15,601,033

Total assets	$573,631,556	$584,029,575	$585,638,564	$592,081,828	$589,541,404

Liabilities
Non-interest-bearing deposits	$69,665,796	$69,069,124	$65,591,257	$66,504,221	$69,565,292
Interest-bearing deposits	366,709,783	360,426,504	378,477,080	380,896,695	364,668,618
Total deposits	436,375,579	429,495,628	444,068,337	447,400,916	434,233,910
Short-term borrowings and long-term debt	83,447,025	97,685,420	81,129,443	84,068,238	95,511,724
Other liabilities	4,093,554	4,466,079	5,005,066	4,456,310	4,710,308
Total liabilities	523,916,158	531,647,127	530,202,846	535,925,464	534,455,942

Shareholders’ equity	49,715,398	52,382,448	55,435,718	56,156,364	55,085,462

Total liabilities and shareholders’ equity	$573,631,556	$584,029,575	$585,638,564	$592,081,828	$589,541,404

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Year Ended
	Dec. 31, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Interest income
Loans and leases	$6,911,146	$7,344,466	$27,564,288	$29,235,029
Securities and other	1,272,950	1,726,351	6,397,146	6,044,328

Total interest income	8,184,096	9,070,817	33,961,434	35,279,357

Interest expense	2,454,253	3,392,598	11,118,194	13,369,992
Deposits	821,689	1,108,038	3,565,939	4,290,083
Borrowings and debt

Total interest expense	3,275,942	4,500,636	14,684,133	17,660,075

Net interest income	4,908,154	4,570,181	19,277,301	17,619,282

Provision (credit) for loan losses	685,000	—	940,000	(60,000
Other income	1,172,647	1,353,677	4,578,301	5,205,215
Other expenses	4,700,740	4,246,993	18,210,683	16,636,760
Provision for income taxes	93,121	446,299	1,068,971	1,636,165
Net income	$601,940	$1,230,566	$3,635,948	$4,611,572

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
Interest income
Loans and leases	$6,911,146	$6,905,422	$6,860,510	$6,887,210	$7,344,466
Securities and other	1,272,950	1,514,018	1,752,556	1,857,622	1,726,351

Total interest income	8,184,096	8,419,440	8,613,066	8,744,832	9,070,817

Interest expense
Deposits	2,454,253	2,598,805	2,831,400	3,233,736	3,392,598
Borrowings and debt	821,689	941,488	838,502	964,260	1,108,038

Total interest expense	3,275,942	3,540,293	3,669,902	4,197,996	4,500,636

Net interest income	4,908,154	4,879,147	4,943,164	4,546,836	4,570,181

Provision for loan losses	685,000	130,000	125,000	—	—
Other income	1,172,647	844,443	1,265,669	1,295,542	1,353,677
Other expenses	4,700,740	4,672,654	4,444,540	4,392,749	4,246,993
Provision for income taxes	93,121	179,821	435,347	360,682	446,299
Net income	$601,940	$741,115	$1,203,946	$1,088,947	$1,230,566

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007
Selected returns and financial ratios
Diluted earnings per share	$0.30	$0.35	$0.59	$0.52	$0.59
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	6.13%	6.17%	6.39%	6.39%	6.56%
Cost of interest-bearing liabilities	2.90%	3.07%	3.21%	3.63%	3.88%
Net interest spread	3.23%	3.10%	3.18%	2.76%	2.68%
Net interest margin	3.72%	3.62%	3.71%	3.37%	3.35%
Return on average assets	0.42%	0.50%	0.83%	0.74%	0.83%
Return on average equity	4.82%	5.63%	8.73%	7.80%	8.86%
Efficiency ratio	73.33%	74.84%	70.17%	73.64%	70.47%
Expense ratio	2.35%	2.35%	2.19%	2.10%	1.97%

	Year Ended
	Dec. 31, 2008	Dec. 31, 2007
Diluted earnings per share	$1.76	$2.23
Dividends per share	$1.00	$0.93
Yield on interest-earning assets (FTE)	6.27%	6.59%
Cost of interest-bearing liabilities	3.20%	3.95%
Net interest spread	3.07%	2.64%
Net interest margin	3.60%	3.34%
Return on average assets	0.62%	0.80%
Return on average equity	6.81%	8.65%
Efficiency ratio	72.98%	71.61%
Expense ratio	2.25%	2.01%

Other data

	Dec. 31, 2008		Sep. 30, 2008		Jun. 30, 2008		Mar. 31, 2008		Dec. 31, 2007
Book value per share	$23.73		$24.55		$25.63		$27.08		$26.62
Equity to assets	8.50%		8.89%		8.86%		9.46%		9.40%
Allowance for loan losses to:
Total loans	1.08%		0.98%		1.00%		1.10%		1.13%
Non-accrual loans	1.36	x	1.35	x	1.14	x	0.97	x	1.27	x
Non-accrual loans to net loans	0.80%		0.73%		0.88%		1.14%		0.90%
Non-performing assets to total assets	0.96%		0.90%		0.79%		0.84%		0.67%